Exhibit 23.4

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

October 23, 2012

SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in this Registration Statement on Form S-3 of SandRidge Permian Trust and SandRidge Energy, Inc. (SandRidge), to be filed on or about October 23, 2012, including any future amendments thereto (the Registration Statement).  We also consent to the incorporation by reference in the Registration Statement of (i) all references to the name of DeGolyer and MacNaughton in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 27, 2012, including any amendments thereto (the Annual Report), and (ii) all references to, and information taken from, our third party letter report dated February 3, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, and our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, which appear in such Annual Report.

Very truly yours,

/s/DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716